EXHIBIT 28(j) 26 UNDER FORM N-1A

EXHIBIT 8 UNDER ITEM 601/REG. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and

Shareholders of

Federated Income Securities Trust:

We consent to the use of our report, dated January 25, 2017, with respect to the financial statements of the Federated Capital Income Fund, a portfolio of Federated Income Securities Trust, as of November 30, 2016, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

January 25, 2017